January 23, 2024

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: World Scan Project, Inc.

Commission File Number 000-56208

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by World Scan Project, Inc. in Item 4.01 of its Form 8-K dated January 23, 2024, and captioned “Changes in Registrant’s Certifying Accountant”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

24955 Interstate Hwy 45, Suite 400

The Woodlands, Texas 77380